Exhibit 3.9.1

CERTIFICATE OF FORMATION

OF

NEXT DAY GOURMET, LLC

This Certificate of Formation of Next Day Gourmet, LLC (the “LLC”) dated as of December 29, 2009, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C.§§ 18-101, et. seq.

FIRST:	The name of the LLC formed hereby is:

Next Day Gourmet, LLC

SECOND:	The address of the registered office of the LLC in the State of Delaware is:

Corporation Trust Center
1209 Orange Street
New Castle County
Wilmington, Delaware 19801

THIRD:	The name and address of the registered agent for service of process on the LLC in the State of Delaware is:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
New Castle County
Wilmington, Delaware 19801

FOURTH:	The effective date of the formation of the LLC is December 31, 2009 at 11:58 p.m.

Intentionally Left Blank

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed as of the date first above written.

/s/ Gail Sharps Myers
Gail Sharps Myers
Authorized Person